Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
Arcosa, Inc. Announces Agreement to Acquire Cherry Companies

–	Acquisition Expands Aggregates Business into Attractive Houston Region

–	Builds Leadership Position in Growing Recycled Aggregates Market

–	Provides Platform for Additional Growth in Natural and Recycled Aggregates

–	Conference Call Scheduled for 4:30 p.m. Eastern Time Today to Discuss the Transaction

DALLAS, Texas - ARCOSA, Inc. - December 12, 2019:
Arcosa, Inc. (NYSE: ACA) (“Arcosa” or the “Company”), a provider of infrastructure-related products and solutions, today announced that it has reached a definitive agreement to acquire Cherry Industries, Inc. and affiliated entities (“Cherry” or “Cherry Companies”) for $298 million.

Cherry is a leading producer of natural and recycled aggregates in the Houston, Texas market. For the twelve-month period ended September 30, 2019, Cherry had revenues of approximately $176 million and EBITDA of approximately $37 million.

Established in 1952, Cherry has developed a unique platform of mines, processing facilities, and services across the Houston area to offer a range of construction materials to customers. It serves diverse infrastructure markets, including highway, industrial, commercial, and residential markets, and also provides concrete demolition services, primarily to secure raw material for recycled aggregates.

Cherry adds 12 Houston locations to Arcosa’s existing 19 active aggregate and specialty materials locations in Texas, building out Arcosa’s footprint in a key Texas market with healthy population growth, major highway investments, and positive private demand drivers.

Commenting on the transaction, Antonio Carrillo, Arcosa’s President and CEO, noted, “We are very excited about this acquisition. The transaction is aligned with our strategic plan, accelerating the growth of our high-value Construction Products segment and enhancing our geographic position within Texas. Cherry’s unique platform will provide additional organic and acquisition growth opportunities in Houston and adjacent markets in Texas and the Gulf Coast. Cherry’s unique business model of offering aggregates in combination with recycled aggregates represents an opportunity for Arcosa to replicate in other regions.

“Additionally, the acquisition gives us an immediate leadership position in recycled aggregates, a growing product category due to resource scarcity and ESG benefits. Recycling aggregates decreases landfill use and improves air quality by reducing haul distances and energy consumption. Cherry is the largest recycled aggregates company in the country, and we look forward to building on Cherry’s leadership position.”

972.942.6500	arcosa.com

Leonard Cherry, President of Cherry added, “We are very pleased to join Arcosa, which represents an excellent cultural and strategic fit for our employees and our business. We look forward to working with the Construction Products team to grow our natural and recycled aggregates business in Houston and in new markets.”

The Company expects to fund the $298 million purchase price with a combination of cash on-hand and borrowings available under its credit facility. The transaction, which has been approved by the Company’s Board of Directors, is subject to customary closing conditions and regulatory provisions under the Hart-Scott-Rodino Act and is expected to close in the first quarter of 2020.

The transaction is expected to be accretive to earnings in 2020, and the Company expects to provide guidance for full year 2020 when it releases its fourth quarter and full year 2019 results in late February 2020.

Gibson Dunn acted as legal advisor to Arcosa. Stephens, Inc. served as financial advisor and Bradley Arant Boult Cummings LLP acted as legal advisor to Cherry.

Conference Call Information

A conference call is scheduled for 4:30 p.m. Eastern time today to discuss the transaction. A slide presentation for this conference call will be posted on the Company’s website at http://ir.arcosa.com/Events approximately 15 minutes before the start of the call.  The conference call number is 877-830-2589 for domestic callers and 785-424-1737 for international callers.  The conference ID is ARCOSA.  An audio playback will be available through 11:59 p.m. Eastern time on December 26, 2019 by dialing 800‑839‑5689 for domestic callers and 402‑220‑2570 for international callers. A live audio webcast of the conference call with a slide presentation will be available to the public and a replay will be available after the call by visiting Arcosa’s website at http://ir.arcosa.com/Events.

About Arcosa

Arcosa, Inc. (NYSE:ACA), headquartered in Dallas, Texas, is a provider of infrastructure-related products and solutions with leading positions in construction, energy, and transportation markets. Arcosa reports its financial results in three principal business segments: the Construction Products Group, the Energy Equipment Group, and the Transportation Products Group. For more information, visit www.arcosa.com.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Arcosa’s estimates, expectations, beliefs, intentions or strategies for the future. Arcosa uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Arcosa expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, except as required by federal securities laws. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to assumptions, risks and uncertainties regarding achievement of the expected benefits of Arcosa’s spin-off from Trinity; tax treatment of the spin-off; inability to consummate the Cherry acquisition within the expected time period or at all, failure to successfully integrate Cherry, or failure to achieve the expected benefits of the acquisition; market conditions and customer demand for Arcosa’s business products and services; the cyclical nature of, and seasonal or weather impact on, the industries in which Arcosa competes; competition and other competitive

972.942.6500	2	arcosa.com

factors; governmental and regulatory factors; changing technologies; availability of growth opportunities; market recovery; improving margins; and Arcosa’s ability to execute its long-term strategy, and such forward-looking statements are not guarantees of future performance. For further discussion of such risks and uncertainties, see "Risk Factors" and the "Forward-Looking Statements" section of "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Arcosa's Form 10-K for the year-ended December 31, 2018, as may be revised and updated by Arcosa's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

CONTACTS

Scott C. Beasley	Gail M. Peck	David Gold
Chief Financial Officer	SVP, Finance & Treasurer	ADVISIRY Partners

T 972.942.6500		T 212.661.2220
InvestorResources@arcosa.com		David.Gold@advisiry.com

TABLE TO FOLLOW

972.942.6500	3	arcosa.com

Reconciliation of EBITDA for Cherry
(in millions)
(unaudited)

“EBITDA” is defined as Cherry’s net income plus interest expense, income taxes, and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of operations data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of Cherry’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. We believe EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization and other expenses, which can vary significantly depending upon many factors.

EBITDA for Cherry (For the Trailing Twelve Months Ended September 30, 2019)

Net income	$28.5
Add:
Interest expense	0.1
Provision for income taxes	1.2
Depreciation and amortization expense	7.1
EBITDA	$36.9

972.942.6500	4	arcosa.com